                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        Three months ended
                                                                             March 31,
                                                                      -----------------------
                                                                        1997           1996
                                                                        ----           ----


Net income .........................................                   $2,054         $1,612

Weighted average common shares outstanding .........                    4,262          4,251
                                                                       ------         ------

NET INCOME PER COMMON SHARE ........................                   $ 0.48         $ 0.38
                                                                       ======         ======